Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-45346, No. 2-75875, No. 2-78291, No. 2-91945, No. 33-18073, No. 33-57250, No. 333-48639, No. 333-58095, No. 333-70069, No. 333-83813, No. 333-31346, No. 333-39976, No. 333-45828, No. 333-50198, No. 333-52938, No. 333-68640, No. 333-101640, No. 333-101967, No. 333-108466, No. 333-111737, and No. 333-115911) of American International Group, Inc. of our report dated May 27, 2005, except for the effects of Second Restatement discussed in Note 2, the updates after May 27, 2005 discussed in Notes 7 and 12 to the consolidated financial statements, and except for the matter in the penultimate paragraph of Management’s Report on Internal Control Over Financial Reporting, as to which the date is as of March 16, 2006, relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K/A.

PricewaterhouseCoopers LLP

New York, New York

March 16, 2006

242 : FORM 10-K/A